Exhibit 10.4
March 31, 2010
MCFA Inc.
Letter of Undertaking
Dear Sirs:
In respect of the loan (the “Loan”) up to Yen 2,000,000,000 (Two billion Japanese Yen only) as set force below extended by you to Calgon Carbon Japan KK (the “Company”) , which we currently have a 80% equity interest, we fully acknowledge the Loan.
We further agree and undertake to submit you, upon your request, a formal guarantee based on a guarantee form to be offered from you in respect of all the indebtedness the Company owes and will owe to you with respect to the Loan, up to the maximum of our current percentage of equity interest in the Company.
This letter shall remain in full force and effect as long as the Loan is outstanding.
Description of the Loan

Principal Amount of the Loan:	Up to Yen 2,000,000,000
Purpose of Use:	Operating funds
Lender:	MCFA Inc.
Borrower:	Calgon Carbon Japan KK
Sincerely yours,
Calgon Carbon Corporation
400 Calgon Carbon Drive
Pittsburgh, Pennsylvania 15230-0717 U.S.A.
Signed by:
/s/ Leroy M. Ball
Print Name: Leroy M. Ball
Title: Senior Vice President, Chief Financial Officer
Date: March 31, 2010